Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AMREP Corporation, pertaining to the AMREP Corporation 2026 Equity Compensation Plan, of our report dated July 24, 2026, relating to the consolidated financial statements of AMREP Corporation, which appears in AMREP Corporation’s Annual Report on Form 10-K for the year ended April 30, 2026.

/s/Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 1, 2026